Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Utz Brands, Inc. (the “Company”) on Form 10-Q for the period ending June 29, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William J. Kelley Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of section 13(a) or 15(D) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: July 31, 2025
By:     /s/ William J. Kelley Jr.
Name:     William J. Kelley Jr.
Title:     Executive Vice President,
Chief Financial Officer and Principal                                                                                                                                                                                                                                                                         Accounting Officer